Exhibit (c)(10)

                                                              December 2, 1997


Gentlemen:

               In connection with the consideration of a possible negotiated transaction (the "Transaction") between our companies, the company named below (the "Company") may furnish to the counterparty named below ("Shareholder") information pertinent to the review and evaluation of the business of the Company. Each party agrees with the other as follows:

               1. Nondisclosure of Information. Shareholder agrees that the Evaluation Material (as defined in the following paragraph) is confidential and proprietary, and that, subject to section 2 of this letter agreement, such information will be kept strictly confidential by the Shareholder and its Representatives (as defined in the following paragraph). Subject to section 2 of this letter agreement, Shareholder also agrees to disclose the Evaluation Material only to its Representatives who need to know such information for the purpose of evaluating the Transaction, who are informed by the shareholder of the confidential nature of such information and who shall agree to treat such information confidentially in accordance with the terms and conditions of this Agreement. Shareholder will be responsible for any breach of this Agreement by its Representatives.

               "Representatives" of a party shall mean the party's directors, officers, employees, affiliates, representatives (including, without limitation, attorneys, accountants and financial and other advisers) or agents, and shall also include in the case of the Shareholder prospective lenders and their officers, employees and advisers. "Evaluation Material" shall mean all information of the Company (whether written or oral and whether prepared by such party, its advisers or otherwise) which is or has been furnished to the Shareholder or any of its Representatives at any time (whether before, after or on the date of this Agreement) by or on behalf of the Company or its Representatives and all analyses, compilations, forecasts, studies or other documents prepared by the receiving party or its Representatives in connection with such receiving party's or its Representatives review of, or such receiving party's interest in, the Transaction, to the extent that they contain or reflect such information; provided, however, that the term "Evaluation Material" does not, however, include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Shareholder or its Representatives contrary to this letter agreement or (ii) is or becomes available to the Shareholder on a non-confidential basis from a source other than the Company or its Representatives, which source, to the best knowledge of the receiving party after due inquiry, is not prohibited from disclosing such information to the receiving party by a legal, contractual or fiduciary obligation to the Company.

               Subject to section 2 of this letter agreement, without the prior written consent of the providing party, except as required to comply with applicable law or stock exchange rules, the Shareholder will not, and will cause its Representatives not to, disclose to any person other than its Representatives the fact that the Evaluation Material exists or has been provided to such party, that the Shareholder is considering the Transaction or any other possible transaction involving the other party or that discussions or negotiations are taking place concerning a possible transaction involving the Shareholder or any of the terms, conditions or other facts with respect to any such possible transaction, including, without limitation, the status thereof.

               Each party hereby acknowledges that it is aware, and that it will advise its Representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

               2. Required Disclosure. The Company acknowledges that Shareholder may disclose Evaluation Material to the extent that such disclosure is required in connection with the Transaction or any other transaction under applicable securities laws and is consistent with applicable fiduciary duties under state law; provided, that in any such case the Shareholder gives the Company written notice of the information to be disclosed as far in advance of its disclosure as is reasonably practicable. In addition, if the Shareholder or any of its Representatives is requested in any proceeding to disclose any Evaluation Material, the Shareholder will give the Company prompt written notice of such request so that the providing party may seek an appropriate protective order. If in the absence of a protective order the Shareholder or any of its Representatives, in the opinion of counsel, is compelled in a proceeding to disclose Evaluation Material, the Shareholder or such Representative may disclose such portion of the Evaluation Material which counsel advises in writing that the Shareholder or such Representatives is compelled to disclose, without liability under this Agreement, provided, however, that the Shareholder gives the Company written notice of the information to be disclosed as far in advance of its disclosure as is reasonably practicable and uses all reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

               3. No Representation or Warranty. Although the Company will endeavor to include in the Evaluation Material information which it believes to be relevant for the purpose of the Shareholder's investigation, the Shareholder understands that neither the Company nor any of its Representatives have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. Each party agrees that neither the Company nor its Representatives shall have any liability to the receiving party or any of its Representatives resulting from the use of the Evaluation Material. The Shareholder further agrees that it is not entitled to rely on the accuracy or completeness of the Evaluation Material and that it will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to a Transaction, subject to such limitations and restrictions as may be contained therein.

               4. Termination of Discussions and Negotiations. The Shareholder acknowledges and agrees that the Company reserves the right, in its sole discretion, to reject any and all proposals made by the Shareholder or its Representatives with regard to the Transaction, and (subject to the provisions of any definitive agreement with respect to the Transaction, if such an agreement is executed) to terminate discussions and negotiations at any time and for any or no reason.

               If either party determines not to proceed with the Transaction, it will promptly inform the other party of that decision.

               5. Specific Enforcement. The Shareholder agrees that money damages would not be a sufficient remedy for any breach of this Agreement by it or its Representatives, and that in addition to all other remedies available under applicable law, the Company shall be entitled to specific performance and to injunctive or other equitable relief as a remedy for any such breach without proof of actual damages. The Shareholder agrees not to oppose the granting of such relief, and to waive any requirement for the securing or posting of any bond in connection with such remedy. If a court of competent jurisdiction determines in a final, nonappealable order that this letter agreement has been breached by the Shareholder or its Representatives, then such Shareholder will reimburse the Company for the Company's costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with all such litigation.

               6. General Provisions. This Agreement contains the entire agreement between the parties concerning the subject matter hereof. No amendment, modification or discharge of this letter agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and signed by each party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair a party's rights in any other respect or at any other time.
Each party also agrees that no failure or delay by a party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed an original copy of this Agreement, and all of which, taken together, shall be deemed to constitute one and the same agreement.

               This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles or rules.

               Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                        Very truly yours,

                                        TriMas Corporation


                                        By /s/ Peter C. DeChants
                                           --------------------------
                                           Name:  Peter C. DeChants
                                           Title: Vice President
                                                   and Treasurer

Confirmed and agreed to as
of the date of this letter:

MascoTech, Inc.


By /s/ David B. Liner
   --------------------------
   Name:  David B. Liner
   Title: Vice President
          and Corporate Counsel